Exhibit 99.1

CAMAC Energy Inc. to Acquire Interests from Allied Energy Plc

Announces US$270 Million Equity Investment and Intention to List on Johannesburg Stock Exchange

HOUSTON, TX – November 20, 2013 - CAMAC Energy Inc. (NYSE MKT: CAK) (the “Company” or “CAMAC Energy”) today announced that it has entered into a definitive agreement to acquire the remaining economic interests that it does not currently own in the production sharing contract covering Oil Mining Leases 120 and 121 (the “OMLs”) offshore Nigeria, which include the currently producing Oyo Field, from Allied Energy Plc (“Allied”). Allied is a wholly owned subsidiary of CAMAC Energy Holdings Limited (“CEHL”), the 57.2% majority stockholder of the Company. To acquire the interests, CAMAC Energy will issue 497,454,857 shares of common stock, pay US$170 million in cash and issue a US$50 million convertible subordinated note.

To fund the cash portion of the consideration for the transaction with Allied and a portion of anticipated capital expenditures for development of the Oyo Field, CAMAC Energy also announced that it has entered into a definitive agreement with the Public Investment Corporation (SOC) Limited (“PIC”) of South Africa for a US$270 million equity investment through a private placement of 376,884,422 shares of common stock, representing an approximate 30% ownership interest in the Company after completion of the transactions. In connection with the investment by the PIC, the Company has agreed to list its common stock on the Johannesburg Stock Exchange (“JSE”). These transactions are subject to stockholder and regulatory approvals and are each conditional upon the closing of the other transaction and listing on the JSE.

“We are honored that the PIC has placed their trust and confidence in us by investing in our organization,” said Chairman and Chief Executive Officer of CAMAC Energy, Dr. Kase Lawal. “The Allied acquisition, investment by the PIC and secondary listing on the JSE will completely change the complexion of our Company, and we look forward to beginning 2014 as a stronger organization with increased production, revenues and scale. Being dual-listed on the NYSE and JSE will provide increased liquidity and transparency for our shareholders. With 100% economic ownership of our high-impact, deepwater offshore assets, we will be well positioned to pursue our goal of producing approximately 14,000 barrels of oil per day once Oyo-7 and Oyo-8 are completed next year.”

In order to achieve the post-closing share ownership percentages negotiated between the parties, the agreement with Allied requires the Company to declare a dividend in the form of additional shares of CAMAC Energy common stock, equal to approximately 1.435 shares per share outstanding. The declaration of the stock dividend will not occur if the conditions to the transactions are not fulfilled. As a result of the Allied and PIC transactions and the issuance of shares pursuant to the anticipated stock dividend, Allied and CEHL will own approximately 56.97% (or approximately 57.15%, including the shares owned by individuals controlling Allied and CEHL) of the outstanding common stock of the Company, PIC will own approximately 30% and the existing public stockholders of CAMAC Energy not affiliated with Allied or CEHL will own approximately 13.03% (or approximately 12.85%, excluding the shares owned by individuals controlling CEHL and Allied). The percentages exclude the 69,793,411 shares into which the subordinated note will initially be convertible.

Dr. Lawal added, “This strategic acquisition is a transformational event for our company, and significantly increases our current production and cash flow. With this acquisition, we will be transitioning our company from a minor economic interest holder into a significant growth platform targeting the prolific Pliocene and Miocene reservoirs in this region.”

After the closing of the transactions, the Company will own a 100% economic interest in the production sharing contract covering the OMLs. Current production from the Oyo Field within the OMLs is approximately 2,000 barrels of oil per day, and CAMAC Energy will become the technical operator.

The transactions were approved by the board of directors of the Company, upon the prior recommendation and approval of a special committee composed entirely of independent and disinterested directors that was formed to review, evaluate and negotiate (as it deemed appropriate) the transactions or any alternatives. The special committee's recommendation and approval followed a thorough examination of the transactions, which occurred over a four-month period. Canaccord Genuity Limited acted as financial advisor and Andrews Kurth LLP acted as legal counsel to the special committee. Sasfin Capital is acting as corporate adviser and sponsor in connection with the Company’s secondary listing on the JSE. Sidley Austin LLP is acting as legal counsel to the Company and Vinson & Elkins LLP is acting as legal counsel to Allied.

The transactions are subject to approval by the Company’s stockholders and are expected to be consummated in the first half of 2014. CEHL, the Company’s majority stockholder, has agreed to vote the shares of CAMAC Energy common stock that it owns, approximately 57.2% of the outstanding shares that will be eligible to vote, in favor of the transactions. The transactions are also subject to a non-waivable condition that a majority of the outstanding shares of the Company that are not owned by CEHL or its affiliates must vote in favor of the transactions.

About the Public Investment Corporation (SOC) Limited

The PIC is a state-owned company registered and incorporated in South Africa. Established in 1911, the PIC is one of the largest investment managers in Africa, managing assets of over US$140 billion, and manages funds on behalf of The Government Employees Pension Fund.

About CAMAC Energy

CAMAC Energy Inc. (NYSE MKT: CAK) is an independent exploration and production company engaged in the acquisition and development of energy resources in Africa.  The Company's principal assets include interests in a production sharing contract covering Oil Mining Leases (“OMLs”) 120 and 121 in Nigeria, which include the currently producing Oyo Field, and additional exploration blocks in Kenya and Gambia. CAMAC Energy is based in Houston, Texas. For more information about CAMAC Energy, visit www.camacenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The Company’s actual results could differ materially from those anticipated in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully drill, complete, test and produce the wells and prospects identified in this release, the securing of necessary regulatory and stockholder approvals and fulfillment of conditions for completion of the transactions described in this release and risk factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transactions, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transactions or incorporated by reference in the proxy statement because they will contain important information about the proposed transactions.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.camacenergy.com/sec-filings.php or by directing a request to: CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2250, Houston, TX 77056, Attn: Investor Relations, (713) 797-2945, chris.heath@camacenergy.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transactions will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 18, 2013.

The Common Stock being sold by CAMAC Energy Inc., and the underlying common stock issuable upon conversion of the convertible subordinated note, will not be registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.